Exhibit 10.44

CONVERTIBLE PROMISSORY NOTE

AMENDMENT

This First Amendment (the "Amendment”) is to amend the following terms and conditions of the Convertible Promissory Note dated June 28, 2012, (the “Note”) by and between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and Cody Evans (the “Lender”) (each a, “Party” both are, “Parties”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, on June 28, 2012 the Company entered into a Convertible Promissory Note with the Lender (as the same may from time to time be further amended, modified, supplemented or restated), in which the Lender shall invest capital in the Company equal to Three Hundred Thousand Dollars ($300,000) in exchange for an unsecured convertible Note;

WHEREAS, the Parties desire to amend the Note:

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Lender to the Company, the following terms and conditions hereinafter set forth shall apply, and the parties hereto covenant and agree as follows:

Subsection (a) of Section 1 titled, “Terms of Repayment and Conversion”, shall be and is hereby amended as follows:

a.	All amounts outstanding under this Note shall mature and become due and payable on, December 28, 2013 (the "Maturity Date"), subject to any prior payment required by this Note.

Subsection (c) shall be added to Section 1 and which shall read as follows:

c.	Holder shall be entitled to receive 600,000 shares of restricted common stock.

All other terms and conditions of the Note shall remain unchanged.

{Signature Page to Follow}

IN WITNESS WHEREOF, this amendment to the Note has been executed this June 28, 2013.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:
Name: David M. Morse
CEO

Lender:

By:
Name: Cody Evans

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